UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

Dravco Mining Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50664	88-0474904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

580 Hornby Street, Suite 210, Vancouver, British Columbia, Canada	V6C 3B6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 687-6991

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.02     Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal officers.

ITEM 9.01     Financial Statements and Exhibits.

SIGNATURES

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2006, Dr. Odin D. Christensen was appointed Director and Corporate Secretary of Dravco Mining Inc. (the "Company").

Dr. Odin D. Christensen received his B.A. in geology from the University of Minnesota, Duluth and his Ph.D in Geology from Stanford University in 1975. He has published scores of professional papers and technical professional volumes. He is an AIPG Certified Professional Geologist, Alaska Registered Professional Geologist, Fellow of the Geological Society of America, Fellow of the Society of Economic Geologists and member of the Society for Geology Applied to Mineral Deposits (SGA). His contributions to the mining industry awarded him the Ben Dickerson Award by SME in 2005.

Dr. Christensen began his mining career with Newmont Mining Corporation; an American public company operating out of Denver, CO. Newmont Mining Corporation trades on the NYSE (NEM) and the TSX (NMC).

From 1986 to March 1992 he held the position of Vice President of Exploration where he was responsible for directing all exploration and mine geology activities for Newmont Gold Company (Newmont Gold Company has since amalgamated with Newmont Mining Corporation). In 1989 he was the Director of U.S Exploration for Newmont Exploration Ltd., in Reno, NV (a subsidiary of Newmont Mining Corp.) where he directed U.S and Mexican minerals exploration programs for the company. In 1992, he was appointed Chief Geologist for Newmont Mining Corporation, responsible for the technical oversight and quality control of worldwide exploration and mine-support geologic activities. He remained in this position for nine years.

From January 2001 to December 2002, Dr. Christensen was the Exploration Manager for Empresa Minera Inti Raymi, a Bolvian gold mining company. Empresa Minera Inti Raymi is a South American joint venture between Newmont Mining Corporation (an American public company) owning 88% and Bolivian Zealand Mines (La Paz, Bolivia), with 12% ownership. His endeavors during 2002 with Empresa Minera Inti Raymi resulted in the discovery of the Kori Chaca gold deposit, a project under development today.

From January 2003 to the present date, Dr. Odin Christensen has provided consulting services as a Mineral Geologist, involving exploration work in the United States, Canada, Brazil and Mongolia. Some of his clientele included; Mongol Gazar (a private Mongolian mining company), Trend Mining Company, Select Resources Corporation and Tri-Valley Corporation. In May 2006, he incorporated his business under the name "Hard Rock Mineral Exploration Inc." a Colorado Corporation.

From August 2005 to the present, he has served as a Director of CMQ Resources Inc., in Calgary, Alberta Canada. CMQ Resources Inc. is a public Canadian company in the business of mineral exploration and development. CMQ Resources Inc. has been trading on TSX Venture (CMQ) since June 1997.

Dr. Christensen will receive no compensation for his services as Director and Corporate Secretary of Dravco Mining Inc.

The Company issued a press release announcing the appointment of Dr. Odin D. Christensen as Director of the Corporation on May 30, 2006. The press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release issued May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAVCO MINING INC.

By: RODNEY LOZINSKI
Rodney L. Lozinski President, Treasurer and Director

Dated: May 30, 2006